Project Nile

Benchmarking Analysis

19 May 2016

Morgan Stanley

Discussion Agenda

1. 2016 Business Plan vs. 1Q'16 Results
2. Research Analyst / Industry Benchmarking
3. Selection of Companies for Benchmarking
4. Operating Benchmarking
5. Valuation Benchmarking

1 2016 Business Plan vs. 1Q'16 Results

- Nile preliminary financial outlook referenced in these materials per Nile management ("Nile Mgmt")
  - Nile 2016 Business Plan per Nile Mgmt ("Nile 2016 Plan" or "2016P")
  - Nile preliminary financial outlook beyond 2016 per Nile Mgmt and subject to further review and refinement by Nile Mgmt

Nile 2016 Plan by Quarter

1Q'16	$0.47
2Q'16	$0.51
3Q'16	$0.53
4Q'16	$0.55
2016	**$2.06**

Source Nile 2016 Plan

Yearly Financial Review (Actual to Plan)

$MM

	2014A	2015A	Nile 2016 Plan (A)	'14A-'15A Change (%)	'15A-'16P Change (%)
Premiums					
GWP	689.0	727.1	772.2	5.5%	6.2%
NWP	575.6	607.4	646.4	5.5%	6.4%
NEP	557.3	585.8	614.4	5.1%	4.9%
Total Expenses	584.8	591.8	600.4	1.2%	1.5%
Net Investment Income	32.4	31.6	41.4	(2.5%)	31.1%
Net Realized Gains (Losses)	6.8	(3.3)	3.3	-	-
Net Income	11.0	20.8	41.0	89.1%	96.9%
EPS	$0.56	$1.05	$2.06	87.5%	96.2%
Underwriting Metrics					
AY COR	98.2%	97.9%	96.4%	(0.3%)	(1.5%)
Losses & LAE Ratio	78.1%	78.1%	76.2%	0.0%	(1.9%)
Expense Ratio	20.1%	19.8%	20.2%	(0.3%)	0.4%
CY COR	103.9%	100.4%	96.4%	(3.5%)	(4.0%)
Losses & LAE Ratio	83.8%	80.6%	76.2%	(3.2%)	(4.4%)
Expense Ratio	20.1%	19.8%	20.2%	(0.3%)	0.4%

Quarterly Financial Review (Actual vs. Plan)

$MM

	Nile 1Q'16 Actual (B)	Nile 1Q'16 Plan	Variance to 1Q'16 Plan	Required For Next 3 Qtrs. to Achieve Plan[1] (A − B)
Premiums				
GWP	164.7	164.3	(0.4)	607.5
NWP	130.0	132.2	2.3	516.4
NEP	149.4	146.2	(3.2)	465.0
Total Expenses	149.5	144.7	(4.8)	453.3
Net Investment Income	10.4	10.4	(0.1)	31.0
Net Realized Gains (Losses)	(1.1)	0.8	2.0	4.4
Net Income	6.8	9.3	2.5	34.2
EPS	$0.34	$0.47	0.13	$1.72
Underwriting Metrics				
AY COR	98.3%	97.1%	(1.2%)	95.8%
Losses & LAE Ratio	77.3%	76.2%	(1.1%)	75.8%
Expense Ratio	21.0%	20.9%	(0.1%)	19.9%
CY COR	98.3%	97.1%	(1.2%)	95.8%
Losses & LAE Ratio	77.3%	76.2%	(1.1%)	75.8%
Expense Ratio	21.0%	20.9%	(0.1%)	19.9%

Source Nile Company filings and Nile 2016 Plan

Notes
1. Combined quarterly results for 2Q'16, 3Q'16, and 4Q'16 for Nile to achieve original 2016 Plan based on 1Q'16 Actual results

2 Analyst Research Estimates Benchmarking

Nile vs. Street Estimates

- 2 analysts cover Nile with detailed model projections
  - Analyst 1 (as of 2/24/16)
  - Analyst 2 (as of 5/10/16)

Net Premiums Written


$MM
900
600
300
0
6.4%
5.2%
3.3%
7.0%
7.0%
1.9%
646
639
628
692
684
640
2016
2017
Nile Mgmt
Analyst 1
Analyst 2
Year-Over-Year Growth

AY Combined Ratios


%
100
80
60
40
20
0
96.4
98.7
98.3
96.1
98.7
98.1
20.1
20.4
20.2
20.2
20.4
20.1
76.2
78.3
78.1
75.9
78.3
78.0
Nile Mgmt
Analyst 1
Analyst 2
Nile Mgmt
Analyst 1
Analyst 2
2016
2017
Loss Ratio
Expense Ratio

Book Value Per Share

$

Company/Broker	2016E	2017E
Nile 2016 Plan / Nile Mgmt	19.51	21.20
Research Estimates		
William Blair	19.21	20.30
Raymond James	19.17	20.11

EPS


$
3.0
2.0
1.0
0.0
2.06 (1)
1.95 (2)
1.55
1.56
2.27
1.65
1.65
Nile Mgmt
Analyst 1
Analyst 2
Nile Mgmt
Analyst 1
Analyst 2
2016
2017

ROAE


%
14.0
7.0
0.0
11.0
8.5
8.9
11.2
8.6
8.7
Nile Mgmt
Analyst 1
Analyst 2
Nile Mgmt
Analyst 1
Analyst 2
2016
2017

Source Wall Street Research, Nile 2016 Plan and Nile Mgmt

Notes
1. Nile 2016E EPS of $2.06 includes investment gains / (losses)
2. Operating EPS

2 Industry Benchmarking: NPW Growth and Combined Ratio


Y-o-Y NPW Growth (2014A – 2018E)
Commercial Auto and Worker's Compensation
%
10
8
6
4
2
0
7.5
7.1
8.4
4.8
6.7
2.0
5.5
3.0
4.4
6.5
2014A
2015A
2016E
2017E
2018E
Commercial Auto
Worker's Compensation


CY Combined Ratio (2014A – 2018E)
Commercial Auto and Worker's Compensation
%
120
100
80
60
40
20
0
98.4
103.3
95.2
106.5
97.0
108.1
98.7
108.7
102.2
109.6
24.2
28.3
24.2
27.9
24.0
27.7
23.7
27.5
23.7
27.5
74.2
75.0
71.0
78.6
73.0
80.4
75.0
81.2
78.5
82.1
Worker's Comp
Comm Auto
2014A
2015A
2016E
2017E
2018E
Loss Ratio
Expense Ratio

Source Conning, Inc. Total Industry Forecast 2016 Q1 report (4/1/2016)

Project Nile

3 Selection of Companies for Benchmarking

Benchmarking Criteria:

- Noted as a competitor by Nile in either the 10-K or other business documents
- Market cap less than $5Bn and greater than $300MM
- Significant book of business related to commercial auto or worker's compensation as % of total business

Nile Business Mix

% of DPW (as of 12/31/2015)


Other Lines
2%
Worker's
Comp
39%
Commercial
Auto
58%(3)

Source Company filings

Selected Comparable Companies

	Ticker	Market Cap ($MM)	Referenced in Nile 10-K, Nile 2016 Plan or Board Materials	% of DPW (1) Commerical Auto	% of DPW (1) Workers Comp.
Peers					
Old Republic Insurance Company	ORI	4,869	✓	28.0%	37.8%
AmTrust	AFSI	4,505	✓	10.9%	50.3%
RLI	RLI	2,822	✓	11.8%	1.1%
National General Insurance	NGHC	2,226	✓	8.6%	0.0%
Selective	SIGI	2,030	✓	16.2%	13.1%
OneBeacon Insurance	OB	1,208	✓	9.8%	6.6%
ufg Insurance	UFCS	1,013	✓	21.8%	10.5%
State Auto Insurance Companies	STFC	851	✓	8.0%(2)	7.3%
EMC Insurance	EMCI	544	✓	19.3%	32.4%
Donegal Insurance Group	DGICA	392		12.2%(2)	15.6%
Baldwin & Lyons, Inc. The Pledge of Excellence	BWINB	371	✓	33.7%	43.0%

Source SNL Financial, Capital IQ and company filings (Market data as of 5/17/2016)

Notes
1. Data as of 12/31/2015
2. % based on Net Premiums Written
3. Commercial Auto includes: auto and other liability (46.8% of DPW) and auto physical damage (11.6% of DPW)

Morgan Stanley

4 Operating Benchmarking: Premium Growth and Underwriting Margins

Net Premiums Earned CAGR (2015A – 2017E) (1)


%
20
15
10
5
0
(5)
18.7
11.5
10.1
6.8
6.8
5.9
3.8
2.6
(0.1)
(3.3)
N/A
N/A
Median: 6.8%
National General
AmTrust
United Fire
Selective
Donegal
Nile Mgmt
EMC
RLI
State Auto
OneBeacon
One Republic
Baldwin & Lyons

AY Loss / Expense Ratios ('16E & '17E Avg. Unless Otherwise Noted) (2)


%
120
100
80
60
40
20
0
102
100
97
96
96
96
96
94
92
91
91
87
32
34
32
31
49
20
37
35
29
32
24
42
70
67
64
65
48
76
59
59
63
59
67
45
Median CR: 95.9%
Median Loss Ratio: 62.6%
EMC
State Auto
Donegal
United Fire
Old Republic(3)
Nile Mgmt
OneBeacon
Selective
National General
Baldwin & Lyons(3)
AmTrust
RLI
Loss Ratio
Expense Ratio

Source SNL Financial (5/17/2016), Wall Street research

Notes
1. CAGR calculated based on Wall Street research estimates for 2017E
2. Average of loss ratio and expense ratio for 2016E and 2017E; Nile's ratios are based Nile 2016 Plan and Nile Mgmt
3. Loss ratios represent 2015A as Wall Street research estimates were not available

4 Operating Benchmarking: Loss and Expense Ratio Trends

%-Point Change in AY Loss Ratio (2017E vs. 2015A) [1]


%
2
0
(2)
(4)
(6)
(8)
(6.6)
(2.2)
(1.7)
(1.7)
(1.7)
(1.1)
(0.8)
(0.7)
(0.6)
(0.2)
N/A
N/A
Median: (1.1%)
RLI
Nile Mgmt
National General
Donegal
Selective
State Auto
EMC
United Fire
OneBeacon
AmTrust
Baldwin & Lyons
Old Republic

% Point Change in AY Expense Ratio (2017E vs. 2015A) [1]


%
2.0
1.0
0.0
(1.0)
(2.0)
(0.8)
(0.4)
(0.3)
(0.3)
0.0
0.1
0.1
0.3
0.4
0.4
N/A
N/A
Median: 0.0%
Donegal
National General
State Auto
AmTrust
United Fire
RLI
OneBeacon
Nile Mgmt
Selective
EMC
Baldwin & Lyons
Old Republic

Source SNL Financial (5/17/2016) and Nile Mgmt

Notes
1. Based on 2017E median loss or expense ratios from Wall Street research compared to 2015A accident year ratios

4 Operating Benchmarking: EPS Growth

EPS Growth (2015A – 2016E) [1]


%
180
120
60
0
(60)
119.0
99.9
96.6
51.5
9.4
7.6
(6.1)
(11.0)
(24.1)
(25.9)
(26.2)
(31.4)
Median: (6.1%)
OneBeacon
Donegal
Nile Mgmt[1]
National General
Baldwin & Lyons
AmTrust
Selective
Old Republic
EMC
RLI
State Auto
United Fire

EPS Growth (2016E – 2017E) [1]


%
80
40
0
(40)
58.0
16.8
13.0
10.2
6.7
3.8
0.0
(1.9)
(2.6)
(5.0)
(5.1)
(14.0)
Median: 0.0%
State Auto
National General
AmTrust
Nile Mgmt
Donegal
Old Republic
Baldwin & Lyons
RLI
Selective
United Fire
EMC
OneBeacon

Source SNL Financial (5/17/2016), Wall Street research, Nile 2016 Plan and Nile Mgmt

Notes
1. Based on Nile 2016 Plan

4 Operating Benchmarking: ROE

2016 ROAE


%
25
20
15
10
5
0
19.2
13.9
12.4
11.0
10.5
9.8
9.2
9.0
7.1
7.1
5.8
3.6
Median: 9.2%
AmTrust
National General
RLI
Nile Mgmt (1)
Selective
OneBeacon
Donegal
Old Republic
United Fire
EMC
Baldwin & Lyons (2)
State Auto

2017 ROAE (1)


%
25
20
15
10
5
0
18.6
14.3
11.8
11.2
10.7
9.6
9.1
7.2
6.4
6.0
5.8
5.8
Median: 9.1%
AmTrust
National General
RLI
Nile Mgmt
Old Republic (2)
Selective
Donegal
United Fire
EMC
State Auto
OneBeacon
Baldwin & Lyons (2)

Source SNL Financial (5/17/2016), Wall Street research, Nile 2016 Plan and Nile Mgmt

Notes
1. Based on Nile 2016 Plan
2. ROAE figure reflects 2015A as Wall Street estimates were not available

5 Valuation Benchmarking: P/BV and P/E Comparison

- Nile traded at $22.61[2] ("Spot Price") as of the closing price on 3/4/16 (trading day prior to announcement)
- Nile 12-Month VWAP to 3/4/16 was $26.62[3]

Nile Trading Multiples

	Metric	Spot Price $22.61	12-Mo VWAP $26.62
P / BV[1]	$18.03	1.25x	1.48x
Nile 2016 Plan EPS[5]	$2.06	11.0x	12.9x
2016 Median Street EPS	$1.56	14.5x	17.1x

Price to Book Value [1]


x
4.00
3.00
2.00
1.00
0.00
3.13
1.89
1.82
1.48
1.41
1.29
1.25
1.23
1.17
1.03
0.95
0.95
0.94
Median: 1.23
RLI
AmTrust
National General
Nile 12 Mo VWAP[3]
Selective
United Fire
Pre-Offer Nile[2]
Old Republic
OneBeacon
EMC
State Auto
Donegal
Baldwin & Lyons
2016 ROAE (%)
12.4
19.2
13.9
11.0
10.5
7.1
11.0
9.0
9.8
7.1
3.6
9.2
5.8[6]

Source SNL Financial (5/17/16)

P / E 2016E [4]


x
30.0
20.0
10.0
0.0
27.9
22.6
16.5
15.4
14.6
14.3
14.1
13.2
12.9
11.0
10.9
9.3
8.6
Median: 14.3
RLI
State Auto
United Fire
OneBeacon
Baldwin & Lyons
Old Republic
EMC
Selective
Nile 12-Mo VWAP[3][5]
Pre-Offer Nile[2][5]
National General
Donegal
AmTrust

Source Capital IQ (5/17/2016), SNL Financial (5/17/2016) and Wall Street Research

Notes
1. BV as of 3/31/2016; Pre-Offer Nile and Nile 12-Mo VWAP calculated off of BV as of 12/31/2015
2. Pre-offer price ($22.61) of Nile as of 3/4/16, trading day prior to announcement of offer on 3/7/2016
3. 12-Mo VWAP represents LTM market data as of 3/4/16, trading day prior to announcement of offer on 3/7/2016
4. Based on median diluted EPS from Wall Street research
5. Based on Nile 2016 Plan
6. ROAE figure reflects 2015A as Wall Street estimates were not available

5 Valuation Benchmarking: P / BV vs. 2016 ROE

- Nile traded at $22.61[2] ("Spot Price") as of the closing price on 3/4/16 (trading day prior to announcement)
- Nile 12-Month VWAP to 3/4/16 was $26.62[3]

P / BV vs. 2016E ROAE Regression Analysis [1]



R² = 0.75
AmTrust
National General
12-Mo VWAP: 1.48x
Nile 12-Mo VWAP(3)
Nile 12-Mo VWAP(3)
SELECTIVE
Implied: 1.42x
Regression-Implied Nile
ufg
Pre-Offer: 1.25x
Pre-Offer Nile(2)
Pre-Offer Nile(2)
EMC
STATE AUTO
P/BV (x)
2.0
1.5
1.0
0.5
0
5
8.7%(5)
10
11.0%(4)
15
20
2016E ROAE (%)

Source SNL Financial (5/17/2016) and Wall Street research

Notes
1. ORI, DGICA and BWINB not included in regression analysis due to lack of available Wall Street research estimates; RLI is not included in regression due to its high P/BV multiple
2. Pre-offer book value of Nile on of 3/4/16; trading day prior to announcement of offer on 3/7/2016
3. 12-Mo VWAP represents LTM market data as of 3/4/16; trading day prior to announcement of offer on 3/7/2016
4. Nile 2016 Plan
5. Nile median ROAE per Wall Street Research

Elements of Valuation Discussion

1. Standalone Valuation
2. Capital Structure
3. Reserves
4. Potential Acquisition by Nile
5. Potential Cost Synergies
6. Potential Tax Benefits to Parent
7. Precedent Transactions (minority squeeze-outs and M&A)

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